UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 21, 2022
RealNetworks, Inc.
(RealNetworks LLC as successor by merger to RealNetworks, Inc.)
(Exact name of registrant as specified in its charter)

Washington	001-37745	35-2775162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNWK	The NASDAQ Stock Market
Preferred Share Purchase Rights	RNWK	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note
As previously disclosed, on July 27, 2022, RealNetworks, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Greater Heights LLC, a Washington limited liability company (“Parent”), Greater Heights Acquisition LLC, a Washington limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and, exclusively for the purposes of Section 8.15 of the Merger Agreement, Robert Glaser (the “Parent Guarantor”). On December 21, 2022, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with Merger Sub surviving the Merger and becoming a wholly owned subsidiary of Parent (the “Surviving Company”). In connection with the Merger, the Surviving Company’s name was changed to “RealNetworks LLC.” Parent is majority-owned and beneficially controlled by Mr. Glaser, who beneficially owned approximately 38.5% of the total number of outstanding shares of common stock of the Company and 100% of the total outstanding shares of preferred stock of the Company as of October 24, 2022. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock (subject to certain exceptions set forth in the Merger Agreement) was canceled and converted into the right to receive $0.73 in cash, without interest (the “Merger Consideration”). As disclosed in the definitive proxy filed on November 7, 2022, the funds needed to pay the Merger Consideration will be obtained from the cash and other liquid assets on hand of the Parent Guarantor.

Item 2.01 Completion of Acquisition or Disposition of Assets.
As described in the Introductory Note, which is incorporated herein by reference in this Item 2.01, on December 21, 2022, pursuant to the terms of the Merger Agreement, the Merger was consummated. At the effective time of the Merger, each share of Company common stock and preferred stock that was owned by Parent, the Founder Shareholders (as defined in the Merger Agreement), or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries was automatically cancelled and retired and ceased to exist, and no consideration was delivered in exchange therefor. At the effective time of the Merger, each issued and outstanding share of Company common stock (other than as described in the immediately preceding sentence and shares held by a holder who has properly exercised and perfected their demand for appraisal or dissenters’ rights under applicable law) was canceled and converted into the right to receive the Merger Consideration.
In addition, with respect to the Company’s restricted stock units, pursuant to the terms of the Merger Agreement, at the effective time of the Merger each performance or restricted stock unit subject to vesting, repurchase, or other lapse of restrictions that was outstanding under any Company stock plan vested in full (including any outstanding and otherwise unvested restricted stock units all of which vested in full pursuant to their applicable award terms due to not being assumed or substituted for in connection with the Merger) and became free of restrictions and was cancelled and converted automatically into the right to receive from Parent and the Surviving Company the Merger Consideration.
With respect to the Company’s stock options, pursuant to the terms of the Merger Agreement, at the effective time of the Merger each outstanding stock option, to the extent vested (including any outstanding and otherwise unvested stock options all of which vested in full pursuant to their applicable award terms due to not being assumed or substituted for in connection with the Merger), was canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the aggregate number of shares of Company common stock subject to such stock option by (2) the excess, if any, of the Merger Consideration over the per share exercise price of the Company’s common stock underlying such stock option, less any taxes that are required to be withheld under the Merger Agreement. Any such stock options with a per share exercise price that was equal to or greater than $0.73 were canceled without any cash or other consideration payable therefor.
The description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 28, 2022 and is incorporated by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 21, 2022, the Surviving Company, as successor to the Company, notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ delist the Company’s common stock on December 21, 2022. As a result, trading of the Company’s common stock on NASDAQ was suspended prior to the opening of NASDAQ on December 22, 2022. The Surviving Company also requested that NASDAQ file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of the Company’s common stock and preferred share purchase rights from NASDAQ and the deregistration of the Company’s common stock and preferred share purchase rights under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the effectiveness of the Form 25, the Surviving Company intends to file with the SEC a Form 15 requesting the termination of registration of the Company’s common stock and preferred share purchase rights under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.
The information set forth in the Introductory Note, Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders.
The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference.

Item 5.01 Change in Control of Registrant.
As a result of the consummation of the Merger, a change in control of the Company occurred. Following the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.
The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2022, and as a result of the consummation of the Merger, Mr. Glaser became the sole manager of the Surviving Company, as successor to the Company. In accordance with the terms of the Merger Agreement, as of the effective time of the Merger, the following persons, who were directors of the Company prior to the effective time of the Merger, are no longer directors of the Company: Bruce A. Jaffe, Christopher R. Jones, Dawn G. Lepore, Erik E. Prusch, Michael B. Slade, and Tim Wan.

Item 8.01 Other Events.
On December 21, 2022, the Surviving Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, issued by RealNetworks LLC on December 21, announcing the closing of the Merger
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2022

REALNETWORKS LLC (as successor by merger to RealNetworks, Inc.)

By:	/s/ Robert Glaser
Name: Robert Glaser
Title: Manager